FOURTH AMENDMENT TO

RETAIL FUND PARTICIPATION AGREEMENT

This amendment (the “Amendment”) is made this 18th day of May, 2011, and amends the prior Agreement dated May 1, 2002 (the “Agreement”), as amended, among Hartford Life Insurance Company, a Connecticut corporation, (the “Company”), Eaton Vance Distributors, Inc., a Massachusetts corporation (“Underwriter”), and each registered investment company listed on Schedule A hereto, on behalf of each participating series thereof (each a “Fund” collectively the “Funds”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, Hartford Securities Distribution Company, Inc. (“HSD”), is a broker-dealer registered with the Securities Exchange Commission under the Securities Act of 1934, is a member of the Financial Industry Regulatory Authority, and an affiliate of Hartford Life Insurance Company;

WHEREAS, the parties to the Agreement desire to amend the Agreement, to add HSD as a party to the Agreement and to change Schedule B; and

WHEREAS, for ease of administering the Agreement, Underwriter desires to remove the Funds as parties to the Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.              HSD is hereby added as a party to this Agreement.

2.              Schedule B is deleted and replaced in its entirety by the Schedule B attached hereto.

3.              The following clause is added to the agreement:

10.1.1     Data Protection

Company represents and warrants that it has implemented and maintains appropriate security measures to protect personal information in compliance with Section 17 of Chapter 201 of the Code of Massachusetts Regulations and any other similar state regulations applicable to Company. Company agrees that it shall promptly notify Underwriter of any security breach or other incident of which it becomes aware that involves possible unauthorized disclosure of or access to Personal Information. Without limiting the remedies available to Underwriter, should Company fail to report, or take reasonable measures to resolve such a security breach or other incident, Underwriter may terminate this Agreement. Company agrees that this provision shall cover any of its affiliates, subcontractors or agents that obtains access to Personal Information under this Agreement, and that Company will be liable to Underwriter for the compliance of such persons with this provision. This provision will survive termination or expiration of the Agreement for so long as Company continues to possess or have access to Personal Information.

4.              Section 9.l(a) is hereby deleted in its entity and replaced with the following:

9.1 (a)            Any notice shall be deemed duly given only if sent by hand or by overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the party(ies) set forth below or at such other address as such party(ies) may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee(s):

If to The Hartford:

Hartford Life Insurance Company

Hartford Securities Distribution Company, Inc.

200 Hopmeadow Street

Simsbury,  Connecticut 06089

Attention: [Redacted], Retirement Plans Group

With a copy to:

General Counsel

If to the Underwriter:

Eaton Vance Distributors, Inc.

Attn: [Redacted]

Two International Place

Boston, MA 02110

5.     The Funds are removed as a party to the Agreement and the Underwriter agrees that wherever the term “Fund” or “Funds” appears in the Agreement and requires the Fund or Funds to act, the Underwriter shall be responsible to act, instead, or to cause the Fund or Funds to act in accordance with the terms of the Agreement.

6.              All other terms of the Agreement shall continue in force and effect pursuant to the terms thereof.

7.              This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date above.

HARTFORD LIFE INSURANCE		HARTFORD SECURITIES
COMPANY		DISTRIBUTION COMPANY, INC.

By:	[Redacted]	By:	[Redacted]
Its:	AVP	Its:	AVP
Dated: 5/18/11		Dated: 5/18/11

EATON VANCE DISTRIBUTORS, INC.

By:	[Redacted]
Its:	SVP and Managing Director
Dated: 5/20/2011

SCHEDULE B

In consideration of the activities and services provided by the Company described below, the Underwriter agrees to pay the Company or its affiliate, Hartford Securities Distribution Company, Inc., an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Agreement. Fees paid in accordance with each Fund’s Rule 12b-1 plan shall be paid to HSD.

All such amounts to be paid within 30 days of the end of each calendar quarter.

Compensation: The following compensation will be applicable for all Funds:

Part I                                          Compensation for Sales of Fund Shares (payable to HSD):

Please refer to appropriate Fund prospectus for details of compensation payable to financial intermediaries on the sale of Fund shares.

Part II            Compensation for Shareholder Services (payable to HSD):

Please refer to appropriate Fund prospectus for details of service fees payable by the Funds to financial intermediaries. In addition, 5 Basis Point Annual Fee payable by Fund Distributor.

Part III                                Compensation for Administrative Services (payable to Company):

Class A C and R shares - 25 Basis Point Annual Fee

Class I shares - 15 Basis Point Annual Fee

Pursuant to an agreement between the Funds and the Fund Party, all or a portion of the Part III fee may be paid by the Funds.

Company, HSD or its designee shall calculate the amount of each quarterly payment and shall deliver to the Fund Party a quarterly invoice showing the calculation of the amount payable. These invoices may be sent either electronically or via hard copy to the address below:

Email:	[Redacted]

US Mail:	Eaton Vance Distributors, Inc. Attn: Retirement Plans Dept. Two International Place Boston, MA 02110

Wire & ACH instructions for Hartford Compensation payable pursuant to Part I and II above:

Bank of America
Hartford, CT 06115

Acct Name: Hartford Securities Distribution Company, Inc.
ABA #[Redacted]

Acct# [Redacted]

ACH instructions are the same EXCEPT the ABA is [Redacted]

Please ensure Fund company name, fee type and payment period incurred are included in the wire or ACH.

FIFTH AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT.

This  AMENDMENT TO THE RETAIL FUND PARTICPATION AGREEMENT (the “Amendment”) is made this 1st day of April, 2019, by and among Talcott Resolution Life Insurance Company (formerly named Hartford Life Insurance Company) (“Company”), acting through its Administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), Talcott Resolution Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRDC”) the Eaton Vance Funds and Eaton Vance Distributors, Inc., (“Underwriter”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the parties have entered into the Retail Fund Participation Agreement, dated May 1, 2002, as amended (“Agreement’’).

WHEREAS, on January 1, 2013, MassMutual acquired the Company’s Retirement Plans Group business (the “RPG Business”); and

WHEREAS, in connection with the acquisition of the RPG Business, the Company and MassMutual entered into a Reinsurance Agreement and an Administrative Services Agreement, each dated January 1, 2013 (each, an “Administrative Services Agreement”), relating to the RPG Business, associated with and including the Contracts, the Separate Accounts, and the Company’s servicing agreements with the Plans; and

WHEREAS, pursuant to said Administrative Services Agreement, the Company appointed MassMutual to act as its exclusive agent and in its name as attorney-in-fact with respect to all matters required, necessary or appropriate to administer such RPG Business and to perform any and all of the Company’s obligations with respect to such RPG Business; and

WHEREAS, the parties acknowledge that Hartford Life Insurance Company has changed its name to Talcott Resolution Life Insurance Company;

WHEREAS, Underwriter acts as principal underwriter for the Eaton Vance Funds, a list of which shall be provided to Company and periodically updated, (each a “Fund” and, collectively, the “Funds”);

WHEREAS, On December 30, 2016, Eaton Vance Corp. and certain of its affiliates completed the purchase of substantially all of the business assets of Calvert Investment Management, Inc. (“CIM”), investment adviser to the Calvert mutual funds (“Calvert Funds”). Accordingly, Underwriter replaced Calvert Investment Distributors, Inc. as principal underwriter of the Calvert Funds and the Calvert Funds will be added to the Agreement which applies to classes of shares of all mutual funds for which Company acts as principal underwriter;

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.                                      The Funds are removed as parties to the Agreement.

2.                                      The addresses for the Company and the Underwriter in Section 9.l(a) are updated as follows:

Company:

Massachusetts  Mutual Life Insurance Company

As Administrator for Talcott Resolution Life Insurance Company

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Attention: RS Fund Operations, MIP M200-INVST

Telephone: (860) 562-2470

Facsimile: (860) 562-2283,

with a copy to:

Law Department, Retirement Services

Massachusetts Mutual Life Insurance Company

100 Bright Meadow Blvd.

Enfield, Connecticut 06082

Underwriter:

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

3.                                    The Funds are removed as a party to the Agreement and Distributor agrees that wherever the term “Fund” or “Funds” appears in the Agreement and requires the Fund or Funds to act, Distributor shall be responsible to act, instead, or to cause the Fund or Funds to act in accordance with the terms of the Agreement

4.                                    Schedule A of the Agreement is deleted in its entirety. A schedule of Funds applicable to the Agreement will be provided by Underwriter to Company from time to time.

5.                                    Schedule B of the Agreement is deleted in its entirety from the Agreement and replaced with the Schedule B attached hereto.

6.                                    This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  The parties agree that this Amendment will be considered signed when the signature of a party is delivered by facsimile transmission or delivered by scanned image (e.g. .pdf, .tiff, jpg, jpeg or other file extension) as an attachment to an email. Such facsimile or scanned image may include this Amendment in its entirety or a standalone signature page, either of which shall have the same effect as an original signature and shall be considered definitive evidence of the final agreement between the parties.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date above.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By Massachusetts Mutual Life Insurance Company, Its Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	Head of Investment Solutions Innovation

EATON VANCE DISTRIBUTORS, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	CAO

EACH OF THE FUNDS

By:	[Redacted]
Name:	[Redacted]
Title:	Treasurer

TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC.

By:	[Redacted]
Name:	[Redacted]
Title:	President & CEO

SCHEDULE B

Fee Schedule

In consideration of the activities and services provided by the Company described below, the Underwriter agrees to pay the Company or TRDC as applicable, an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Agreement. Fees paid in accordance with each Fund’s Rule 12b-1 plan shall be paid to TRDC.

All such amounts to be paid within 30 days of the end of each calendar quarter.

Eaton Vance Fund Compensation: The following compensation will be applicable for the Eaton  Vance Funds:

Part I              Compensation for Sales of Fund Shares (payable to TRDC):

Please refer to appropriate Fund prospectus for details of compensation payable to financial intermediaries on the sale of Fund shares.

Part II            Compensation for Shareholder Services (payable to TRDC):

Please refer to appropriate Fund prospectus for details of service fees payable by the Funds to financial intermediaries. In addition, 5 Basis Point Annual Fee payable by Distributor.

Part III           Compensation for Administrative Services (payable to Company):

Class A C,  Investor and R shares- 25 Basis Point Annual Fee

Class I shares -  15 Basis Point Annual Fee

Class R6 shares of the Funds do not pay any fees for Administrative Services.

Pursuant to an agreement between the Eaton Vance Funds and the Distributor, all or a portion of the Part III fee may be paid by the Eaton Vance Funds.

Calvert Fund Compensation: The following compensation will be applicable for the Calvert Funds:

Part I              Compensation for Sales of Fund Shares (payable to TRDC):

Please refer to appropriate Fund prospectus for details of compensation payable to financial intermediaries on the sale of Fund shares.

Part II            Compensation  for Shareholder  Services (payable to TRDC):

Please refer to appropriate Fund prospectus for details of service fees payable by the Funds to financial intermediaries.

Part III           Compensation for Administrative Services (payable to Company):

Class A shares - 20 Basis Point Annual Fee (0.05% for Calvert Ultra-Short Duration Income Fund, Calvert International Responsible Index Fund, Calvert US Large-Cap Core Responsible Index Fund, Calvert US Large-Cap Growth Responsible Index Fund, Calvert US Large-Cap Value Responsible Index Fund and Calvert US Mid-Cap Core Responsible Index Fund)

Class I shares - 10 Basis Point Annual Fee (0.03% for Calvert  Ultra-Short  Duration  Income Fund, Calvert International Responsible Index Fund, Calvert US Large-Cap Core Responsible Index Fund, Calvert US Large-Cap Growth Responsible Index Fund, Calvert US Large-Cap Value Responsible  Index  Fund and Calvert  US Mid-Cap Core Responsible  Index Fund)

Class R6 shares of the Funds do not pay any fees for Administrative Services.

Pursuant to an agreement between the Calvert Funds and Distributor, all or a portion of the Part III fee may be paid by the Calvert Funds.

Company or its designee shall calculate the amount of each quarterly payment and shall deliver to the Fund Party a quarterly invoice showing the calculation of the amount payable. These invoices may be sent either electronically or via hard copy to the address below:

Email:	DCIOclientservice(@eatonvance.com

US Mail:	Eaton Vance Distributors, Inc.
Attn: Retirement Plans Dept.
Two International Place
Boston, MA 02110

Wire & ACH instructions  for Hartford  Compensation  payable pursuant to  Part I and II above:

Bank of America

 Hartford,  CT 06115

Acct Name: Talcott Resolution Distribution Company,

 Inc. ABA #[Redacted]

Acct # [Redacted]

ACH instructions are the same EXCEPT the ABA is [Redacted]

Please ensure Fund company name, fee type and payment period incurred are included in the wire or ACH.

Wire & ACH instructions for Talcott Resolution  Life Compensation  payable  pursuant to Part III above:

ACH instructions:

Bank Of America

Acct Name: Talcott Resolution Life Insurance Company

ABA # [Redacted]

Acct# [Redacted]

Wiring instructions:

Bank of America

Acct Name: Talcott Resolution Life Insurance Company
ABA# [Redacted]

Acct# [Redacted]